UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2015

TetraLogic Pharmaceuticals Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36208	42-1604756
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike
Malvern, PA 19355
(610) 889-9900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal
Executive
Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 20, 2015, TetraLogic Pharmaceuticals Corporation (the “Company”) held its Annual Meeting of Stockholders.  The following proposals were submitted by the Company’s Board of Directors to a vote of the Company’s stockholders and the final results of the voting on each proposal are noted below.

Proposal 1 — Election of Directors

The stockholders elected the following individuals to serve as Class II directors for three-year terms until the 2018 annual meeting of stockholders and until each director’s successor is elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Douglas E. Onsi	9,644,551	999,801	7,186,098

Name	Votes For	Votes Withheld	Broker Non-Votes
Andrew Pecora, M.D.	10,613,532	30,820	7,186,098

Proposal 2 — Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 as follows:

For	Against	Abstain	Broker Non-Votes
17,798,056	1,764	30,630	—

Proposal 3 — Approval of the flexible settlement feature with respect to the future potential conversions of the Company’s 8% convertible senior notes

The stockholders approved the flexible settlement feature with respect to the future potential conversions of the Company’s 8% convertible senior notes as follows:

For	Against	Abstain	Broker Non-Votes
10,597,982	24,959	21,411	7,186,098

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2015	TetraLogic Pharmaceuticals Corporation

	By:	/s/ Richard L. Sherman
Name: Richard L. Sherman
Title: Senior Vice President, Strategic Transactions, General Counsel and Secretary

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